WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

Block C-3-2, Megan Avenue 1,

189, off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.

T       : (603) 2171 2928; (603) 2181 8258

E       : info@weldaudit.com

W       : www.weldaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Australian Formulated Corporation

11th Floor, Tung Tex Building, 203 Wai Yip Street

Kwun Tong, Kowloon, Hong Kong

We consent to the inclusion in the Registration Statement on Form S-1 of Australian Formulated Corporation of our report date March 22, 2017, relating to our audit of the consolidated balance sheet of Australian Formulated Corporation as of January 31, 2017 and the related consolidated statements of income, stockholders’ equity and cash flows for the period ended January 31, 2017.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ WELD ASIA ASSOCIATES

WELD ASIA ASSOCIATES

KUALA LUMPUR, MALAYSIA

MARCH 22, 2017